SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 14, 2013

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Executive Officer

On June 11, 2013, the Board of Directors (the “Board”) of Intevac, Inc. (“Intevac” or the “Company”) voted to elect Mr. Wendell Blonigan to be the President and Chief Executive Officer and Principal Executive Officer of Intevac, subject to his entry into an offer letter as set forth below, which offer letter was entered into on June 14, 2013. Mr. Blonigan’s employment with Intevac will begin July 15, 2013 and the Company issued a press release on July 9, 2013 announcing the election of Mr. Blonigan. A copy of the press release announcing the election of Mr. Blonigan is attached hereto as Exhibit 99.1.

Entry into Offer Letter with Wendell Blonigan

On June 14, 2013, in connection with the appointment of Wendell Blonigan as the President and Chief Executive Officer of Intevac, the Company entered into an offer letter (the “Offer Letter”) with Wendell Blonigan (the “Executive”), which sets forth the terms and provisions governing the Executive’s employment as President and Chief Executive Officer of the Company, effective July 15, 2013 (the “Effective Date”). The following summary is qualified in its entirety by reference to the full text of the Offer Letter which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Salary. The Offer Letter sets the Executive’s annual base salary at $500,000.

Annual Incentive Bonus. The Offer Letter provides that the Executive will be eligible to receive an annual incentive bonus with a target amount equal to 100% of Executive’s base salary and a maximum annual bonus amount equal to two (2) times the target amount. The actual bonus amount payable to the Executive will be dependent upon the achievement of annual performance objectives established in the discretion of the Company’s Board of Directors (the “Board”) or its Compensation Committee (the “Committee”). For the remainder of 2013, $250,000 of the Executive’s annual incentive bonus is guaranteed, subject to his continued employment through the year.

Stock Options. Pursuant to the terms of the Offer Letter, the Committee will recommend to the Board that it grant the Executive an option to purchase 145,000 shares of the Company’s common stock (the “Option”) subject to the terms and conditions set forth in the Company’s equity plan and standard stock option agreement. The Option will have an exercise price equal to the closing price of the Company’s common stock on the date of grant, which is expected to be the Effective Date. Subject to the Executive’s continued service through the applicable vesting date, the Option will be scheduled to vest in equal annual installments over each of the first four (4) anniversaries of the Effective Date such that the Option will be fully vested on the four (4) year anniversary of the Effective Date.

Change in Control Acceleration. In the event of a “Change in Control” (as defined in the Offer Letter), then effective as of immediately prior to, and contingent upon, such Change in Control, Executive will fully vest in and, if applicable, have the right to exercise, all of Executive’s then-outstanding Company equity awards and, with respect to Company equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

Health and Welfare Benefits. The Executive will be eligible to participate in the Company’s benefit package.

Severance Agreement. The Executive will be eligible to enter into a Severance Agreement with the Company, the terms of which are summarized below.

Entry into Severance Agreement with Wendell Blonigan

On June 14, 2013, in connection with the appointment of the Executive as the Company’s President and Chief Executive Officer, the Company entered into a Severance Agreement (the “Agreement”) with the Executive. The following summary is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as Exhibit 10.2 and is incorporated by reference.

Term. The Agreement has a term commencing on the first date of Executive’s employment with the Company and terminating on the termination of Executive’s employment (the “Term”). However, if the Executive becomes entitled to severance benefits pursuant to his Agreement, the Agreement will not terminate until all obligations of the Company under the Agreement have been satisfied.

Severance Benefits. If the Company terminates the Executive’s employment for a reason other than Cause (as such term is defined in the Agreement) or the Executive’s death or disability or if the Executive resigns for Good Reason (as such term is defined in the Agreement), the Executive will receive as severance from the Company: (i) continuing payments of the Executive’s base salary in effect on the date of the Executive’s termination, payable in accordance with the Company’s standard payroll procedures for twelve (12) months from the date of such termination, plus (ii) continuing payments of $2,000 per month, payable in accordance with the Company’s standard payroll procedures for twelve (12) months from the date of such termination. The payments of clause (ii) of the prior sentence are intended to defray costs to the Executive associated with continued health care coverage for the Executive and the Executive’s eligible dependents; however, the Executive may use such funds in any manner the Executive sees fit. The receipt of severance under the Agreement is contingent upon: (i) the Executive signing and not revoking a release of claims in favor of the Company, and (ii) the Executive’s continued compliance with the terms of his confidentiality agreement entered into with the Company.

Excise Tax. In the event that the severance payments and other benefits payable to the Executive constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the Executive’s severance benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the Executive on an after-tax basis of the greatest amount of benefits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1.	Offer Letter with Wendell Blonigan

10.2.	Severance Agreement with Wendell Blonigan

99.1	Press Release dated July 9, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: July 9, 2013	By:	/s/ JEFFREY ANDRESON
Jeffrey Andreson
Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter with Wendell Blonigan

10.2	Severance Agreement with Wendell Blonigan

99.1	Press Release dated July 9, 2013